Exhibit 99.1

CIM Group Announces Second Quarter 2018 Results
for Cole Real Estate Income Strategy (Daily NAV)

Phoenix, AZ, August 13, 2018 - Earlier today, Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV” or the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) that primarily owns and operates net-lease commercial real estate across the retail, office and industrial sectors, filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) for the second quarter of 2018. INAV is sponsored by an affiliate of CIM Group, LLC (“CIM”), a real asset owner, operator and lender with in-house expertise and capabilities.

As of July 31, 2018, INAV’s portfolio consisted of 151 properties encompassing approximately 5.7 million gross rentable square feet of commercial space across 35 states with a total purchase price of approximately $889.0 million, which includes certain external acquisition-related expenses that were capitalized. As of June 30, 2018, portfolio tenants represented 106 concepts and 27 industry sectors.

Results and Accomplishments for the Second Quarter 2018

•	Approximately 36.3% of INAV’s portfolio was leased to investment-grade rated tenants.

•	INAV’s weighted average remaining lease term was approximately 10.7 years with 99.6% of rentable square feet leased.

•
The Company acquired seven properties during the second quarter of 2018 for a total purchase price of $74.3 million, representing 515,000 square feet of commercial space. Notable acquisitions during the quarter included an office building leased to Procter & Gamble in Fayetteville, AR, an office facility leased to AK Steel in West Chester, OH and a retail property leased to Hobby Lobby in Cadillac, MI.

•	The Company disposed of one land outparcel during the second quarter of 2018 for a gross sales price of $1.6 million, resulting in proceeds of $1.6 million after closing costs and a gain of $136,000.

•	Total revenue for the quarter ended June 30, 2018 was approximately $17.8 million, representing year-over-year growth of 59.7% from the same period in 2017.

Events Subsequent to June 30, 2018

•	Subsequent to June 30, 2018, the Company acquired a 100% interest in one real estate property for an aggregate purchase price of $15.5 million.

•	Subsequent to June 30, 2018, the Company disposed of one property for a gross sales price of $3.1 million, resulting in proceeds of $2.9 million after closing costs and a gain of $2,600.

About Cole Real Estate Income Strategy (Daily NAV)
Formed in 2010, INAV is the industry’s first perpetual-life non-listed REIT and primarily owns and operates income-producing, single-tenant necessity retail and corporate office and industrial properties subject to long-term net leases with national or regional creditworthy tenants. INAV seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. INAV is sponsored by an affiliate of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator and lender. Since 1994, CIM has managed more than $56 billion of projects in communities across the Americas on behalf of its own account and its partners, co-investors and shareholders. CIM’s broad in-house expertise includes decades of research, acquisition, credit analysis, development, finance, leasing and asset management experience in urban real assets, net-lease assets and other associated credit strategies. CIM seeks to maximize its disciplined approach and extensive in-house expertise by creating value in projects, which ultimately enhances communities. For more information, visit www.cimgroup.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect INAV’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,”
“plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Relations Contact:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com